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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

        We consent to the inclusion in this Registration Statement on Form S-1 (File No. 333-50247) of our report dated November 3, 1997, on our audits of the financial statements of Inktomi Corporation. We also consent to the references of our financial statements of Inktomi Corporation. We also consent to the references to our firm under the caption "Experts" and "Selected Financial Data."

                                                       COOPERS & LYBRAND L.L.P
San Jose, California
May 21, 1998